INVESTMENT ADVISORY AGREEMENT


         THIS AGREEMENT is made this fifteenth day of September, 1998 by and between THE RAMIREZ TRUST, a Delaware business trust (the "Trust"), on behalf of its series of funds designated on Schedule A attached hereto (the "Fund") and RAMIREZ ASSET MANAGEMENT, INC., a New York corporation (the "Investment Adviser");
                               W I T N E S S E T H

                  WHEREAS, the Trust is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations promulgated thereunder; and

                  WHEREAS, the Investment Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), and engages in the business of acting as an investment adviser; and

                  WHEREAS, the Trust and the Investment Adviser desire to enter into an agreement to provide for the management of the assets of the Fund on the terms and conditions hereinafter set forth.

                  NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

                  1. Management. The Investment Adviser shall act as investment adviser for the Trust and shall, in such capacity, supervise the investment and reinvestment of the cash, securities or other properties comprising the Trust's assets, subject at all times to the policies and control of the Trust's Board of Trustees. The Investment Adviser shall give the Trust the benefit of its best judgment, efforts and facilities in rendering its services as investment adviser. The Investment Adviser shall, for all purposes herein, be deemed an independent contractor and shall have, unless otherwise expressly provided or authorized, no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

                  2.  Duties  of  Investment   Advisor.   In  carrying  out  its
obligation under paragraph 1 hereof, the Investment Adviser shall:

                    (a)  supervise   and  manage  all   aspects  of  the  Fund's
                         operations;

                    (b) provide the Fund or obtain for it, and thereafter supervise, such executive, administrative, clerical and shareholder servicing services as are deemed advisable by the Trust's Board of Trustees;

                    (c) arrange, but not pay for, the periodic updating of prospectuses and supplements thereto, proxy material, tax returns, reports to the Funds' shareholders and reports to and filings with the Securities and Exchange Commission, state Blue Sky authorities;

                    (d) provide the Funds with, or obtain for them, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items for the Funds' principal office;

                    (e) provide the Board of Trustees of the Trust on a regular basis with financial reports and analyses on the Fund's operations and the operations of comparable investment companies;

                    (f) obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Funds, and whether concerning the individual issuers whose securities are included in the Funds or the activities in which they engage, or with respect to securities which the Investment Adviser considers desirable for inclusion in the Funds;

                    (g)  determine   what  issuers  and   securities   shall  be
                         represented in the Funds' portfolio and regularly report them to the Board of Trustees of the Trust;

                    (h) formulate and implement continuing programs for the purchases and sales of the securities of such issuers and regularly report thereon to the Board of Trustees of the Trust; and

                    (i) take, on behalf of the Funds, all actions which appear to the Funds necessary to carry into effect such purchase and sale programs and supervisory functions as aforesaid, including the placing of orders for the purchase and sale of portfolio securities.

                  3. Broker-Dealer Relationships. The Investment Adviser is responsible for decisions to buy and sell securities for the Funds, broker-dealer selection, and negotiation of brokerage commission rates. The Investment Adviser may select Ramirez & Co., Inc. or any other affiliated person of the Trust or the Investment Adviser to the extent permitted pursuant to the Trust's procedures for securities transactions with affiliated brokers pursuant to Section

17(e)(2) and Rule 17e-1 under The Investment Company Act. The Investment Adviser's primary consideration in effecting a security transaction will be execution at a price that is reasonable and fair compared to the commission, fee or other remuneration received or to be received by other brokers in connection with comparable transactions, including similar securities being purchased or sold on a securities exchange during a comparable period of time.

                  In selecting a broker-dealer to execute each particular transaction, the Investment Adviser will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Fund on a continuing basis. Accordingly, the price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies and procedures as the Board of Trustees may determine, the Investment Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Funds to pay a broker or dealer that provides brokerage and research services to the Investment Adviser for the Funds' use an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Investment Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Investment Adviser's overall responsibilities with respect to the Funds. The Investment Adviser is further authorized to allocate the orders placed by it on behalf of the Funds to such brokers and dealers who also provide research or statistical material, or other services to the Funds or the Investment Adviser for the Fund's use. Such allocation shall be in such amounts and proportions as the Investment Adviser shall determine and the Investment Adviser will report on said allocations regularly to the Board of Trustees of the Trust indicating the brokers to whom such allocations have been made and the basis therefor.

                  4. Control by Board of Trustees. Any investment program undertaken by the Investment Adviser pursuant to this Agreement, as well as any other activities undertaken by the Investment Adviser on behalf of the Funds pursuant thereto, shall at all times be subject to any directives of the Board of Trustees of the Trust.

                  5. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Investment Adviser shall at all times conform to:

                      (a) all applicable provisions of the Investment Company Act and the Investment Advisers Act and any rules and regulations adopted thereunder as amended; and

                      (b) the provisions of the Registration Statements of the Funds under the Securities Act of 1933, as amended, and the Investment Company Act; and

                      (c) the provisions of the Trust Instrument of the Trust, as amended; and

                      (d) the provisions of the By-laws of the Trust, as amended; and

                      (e) any other applicable provisions of state and federal law.

                  6. Expenses. The expenses connected with the Fund shall be allocable between the Funds and the Investment Adviser as follows:

                      (a) The Investment Adviser shall furnish, at its expense and without cost to the Trust, the services of a President, Secretary and one or more Vice Presidents of the Funds, to the extent that such additional officers may be required by the Funds for the proper conduct of its affairs.

                      (b) The Investment Adviser shall further maintain, at its expense and without cost to the Fund, a trading function in order to carry out its obligations under subparagraph (i) of paragraph 2 hereof to place orders for the purchase and sale of portfolio securities for the Funds.

                      (c) Nothing in subparagraph (a) hereof shall be construed to require the Investment Adviser to bear:

                    (i) any of the costs  (including  applicable  office  space, facilities and equipment) of the services of a principal financial officer of the Funds whose normal duties consist of maintaining the financial accounts and books and records of the Funds; including the reviewing of calculations of net asset value and preparing tax returns; or

                    (ii) any of the costs  (including  applicable  office space, facilities and equipment) of the services of any of the personnel operating under the direction of such principal financial officer. Notwithstanding the obligation of the Funds to bear the expense of the functions referred to in clauses (i) and (ii) of this subparagraph (c), the Investment Adviser may pay the salaries, including any applicable employment or payroll taxes and other salary costs, of the principal financial officer and other personnel carrying out such functions and the Fund shall reimburse the Investment Adviser therefor upon proper accounting.

                      (d) All of the ordinary business expenses incurred in the operations of the Funds and the offering of its shares shall be borne by the Funds unless specifically provided otherwise in this paragraph 6. These expenses include but are not limited to brokerage commissions, legal, auditing, taxes or governmental fees, networking servicing costs, fund accounting servicing costs, administrative servicing costs, fulfillment servicing costs, the cost of preparing share certificates, custodian, depository, transfer and shareholder service agent costs, expenses of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, insurance premiums on property or personnel (including officers and trustees if available) of the Funds which inure to its benefit, expenses relating to trustee and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by the Funds in connection with membership in investment company organizations and the cost of printing copies of prospectuses and statements of additional information distributed to shareholders.

                  7. Delegation of Responsibilities.  The Investment Adviser may
delegate  the  performance  of  certain   investment   advisory  services  to  a
subadvisor.

                  8. Compensation. The Funds shall pay the Investment Adviser in full compensation for services rendered hereunder an annual investment advisory fee, payable monthly, of the percentage of the Fund's average daily net assets set forth on Schedule A attached hereto. The average daily net asset value of the Funds shall be determined in the manner set forth in the Registration Statement of the Funds.

                  The Investment Adviser may from time to time and for such periods as it deems appropriate voluntarily reduce its compensation hereunder (and/or voluntarily assume expenses) for the Funds. The Investment Adviser may, at any later date, recoup such amounts after such time as the Investment Adviser is no longer reducing its compensation and/or assuming expenses for the Funds provided that the aggregate expenses in the year such amounts are recouped do not exceed any limitation to which the Investment Adviser has agreed.

                  9. Non-Exclusivity. The services of the Investment Adviser to the Funds are not to be deemed to be exclusive, and the Investment Adviser shall be free to render investment advisory and corporate administrative or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers or Partners of the Investment Adviser may serve as officers or trustees of the Trust, and that officers or trustees of the Trust may serve as officers or partners of the Investment Adviser to the extent permitted by law; and that the officers and partners of the Investment Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers or partners of any other firm or corporation, including other investment companies.


                  10. Term and Approval. This Agreement shall become effective at the close of business on the date hereof and shall remain in force and effect for two years and thereafter from year to year, provided that such continuance is specifically approved at least annually:

                      (a) (i) by the Trust's Board of Trustees or (ii) by the vote of a majority of the Funds' outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act); and

                      (b) by the affirmative vote of a majority of the Trustees who are not parties to this Agreement or interested persons of a party to this Agreement (other than as Trust trustees), by votes cast in person at a meeting specifically called for such purpose.

                  11. Termination. This Agreement may be terminated at any time with respect to any or all Funds, without the payment of any penalty, by vote of the Trust's Board of Trustees or by vote of a majority of the Funds' outstanding voting securities, or by the Investment Adviser, on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by either party. Termination of this Agreement with respect to one Fund shall not affect the binding nature of the Agreement on the remaining Funds. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for the purpose having the meaning defined in Section 2(a)(4) of the Investment Company Act.

                  12. Liability of Investment Adviser and Indemnification. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Investment Adviser or any of its officers, trustees or employees, it shall not be subject to liability to the Trust or to any shareholder of the Trust for any omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

                  13. Liability of Trustees and Shareholders. A copy of the Certificate of Trust of the Trust is on file with the Secretary of State of Delaware, and notice is hereby given that this instrument is executed on behalf of the trustees of the Trust as trustees and not individually and that the obligations of this instrument are not binding upon any of the trustees or shareholders individually but are binding only upon the assets and property of the Funds.

                  14. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and that of the Investment Adviser shall be 61 Broadway, New York, New York 10006.

                  15. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is released by rules, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.

                                             THE RAMIREZ TRUST,

Attest:                                      By: /s/John Kick
                                                 ------------
                                             John Kick, Chief Financial Officer

Alexander Vermitsky, Jr., Secretary

                                             RAMIREZ ASSET  MANAGEMENT,
                                             INC.
Attest:
                                             By: /s/ Samuel A. Ramirez
                                                 ---------------------
                                                 Samuel A. Ramirez, Chairman

Alexander Vermitsky, Jr.

                                   SCHEDULE A


The Ramirez Trust:
------------------

                                               Advisory Fee
================================================================================
Ramirez Cash Management Money Market         0.35% Average Daily Net Assets
Fund
--------------------------------------------------------------------------------
Ramirez New York Tax-Free Money              0.35% Average Daily Net Assets
Market Fund
--------------------------------------------------------------------------------
Ramirez U.S. Treasury Money Market           0.35% Average Daily Net Assets
Fund
================================================================================